Letterhead of:
Williams & Webster, P.S.
Certified Public Accountants and Business Consultants
Bank of America Financial Center
601 W. Riverside, Suite 1940
Spokane, WA 99201



Board of Directors of
New Hilarity, Inc.
Spokane, Washington

We consent to the use of our audit report dated May 9, 2000 on the financial statements of New Hilarity, Inc. as of March 31, 2000 and 1999, for filing with and attachment to the Form 10-K report for the year ended March 31, 2000.


/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
May 31, 2000